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                                                                  EXHIBIT 10(h)


                                 CHANGE-IN-CONTROL
                             SEVERANCE PLAN (TIER II)

                            BOATMEN'S BANCSHARES, INC.

                                 JANUARY 30, 1996




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
                                     CONTENTS
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                                                                             PAGE

Article 1.  Establishment, Term, and Purpose. . . . . . . . . . . . . . . . .   1

Article 2.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Article 3.  Participation . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Article 4.  Severance Benefits. . . . . . . . . . . . . . . . . . . . . . . .   4

Article 5.  Form and Timing of Severance Benefits . . . . . . . . . . . . . .   6

Article 6.  Excise Tax Equalization Payment . . . . . . . . . . . . . . . . .   6

Article 7.  The Company's Payment Obligation. . . . . . . . . . . . . . . . .   7

Article 8.  Legal Remedies. . . . . . . . . . . . . . . . . . . . . . . . . .   8

Article 9.  Outplacement Assistance . . . . . . . . . . . . . . . . . . . . .   8

Article 10.  Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . .   8

Article 11.  Successors and Assignment. . . . . . . . . . . . . . . . . . . .   9

Article 12.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .   9



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                            BOATMEN'S BANCSHARES, INC.
                         CHANGE-IN-CONTROL SEVERANCE PLAN


ARTICLE 1.  ESTABLISHMENT, TERM, AND PURPOSE

     1.1.  ESTABLISHMENT OF THE PLAN.  Boatmen's Bancshares, Inc.
(hereinafter referred to as the "Company") hereby establishes a change in control severance plan to be known as the "Boatmen's Bancshares, Inc. Change-in-Control Severance Plan" (the "Plan"). The Plan is effective as of January 30, 1996 (the "Effective Date").

     1.2. TERM OF THE PLAN. This Plan will commence on the Effective Date and shall continue in effect for three (3) full years. However, at the end of such three-year (3) period and, if extended, at the end of each additional year thereafter, the term of this Plan shall be extended automatically for one (1) additional year, unless the Committee delivers written notice three (3) months prior to the end of such term, or extended term, to each Participant, that the Plan will not be extended. In such case, the Plan will terminate at the end of the term, or extended term, then in progress.

     However, in the event a Change in Control occurs during the original or any extended term, this Plan will remain in effect for the longer of:
(i) two (2) years following the effective date of the Change in Control;
(ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to Participants.

     1.3. PURPOSE OF THE PLAN. The purpose of the Plan is to provide certain key employees of the Company employment protection and financial security in the event of a Change in Control of the Company.

ARTICLE 2.  DEFINITIONS

     Whenever used in this Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Base Salary" means the salary of record paid to a Participant as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred.

     (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (c) "Beneficiary" means the persons or entities designated or deemed designated by a Participant pursuant to Section 12.2 herein.

     (d)  "Board" means the Board of Directors of the Company.

     (e) "Cause" shall be defined as conduct of a Participant which is finally adjudged to be knowingly fraudulent, deliberately dishonest or willful


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          misconduct. The Committee shall make the determination of whether
          Cause exists, after providing the Participant with notice of the reasons the Committee believes Cause may exist and after giving the Participant the opportunity to respond to the allegation that Cause exists.

     (f) "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

        (i) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the Beneficial Owner of securities of the Company possessing twenty percent (20%) or more of the voting power for the election of directors of the Company;

       (ii) There shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of directors of the Company (or such other surviving corporation);

      (iii) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or

       (iv) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

     (g) "Code" means the United States Internal Revenue Code of 1986, as amended.

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     (h)  "Committee" means the Compensation Committee of the Board, or any other committee appointed by the Board to perform the functions of the Compensation Committee.

     (i) "Company" means Boatmen's Bancshares, Inc., a Missouri corporation (including any and all subsidiaries), or any successor thereto as provided in Article 11 herein.

     (j) "Disability" shall mean, for all purposes of this Plan, the incapacity of a Participant, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Company, such Disability to be determined by the Committee upon receipt of and in reliance on competent medical advice from one
          (1) or more individuals, selected by the Committee, who are qualified to give such professional medical advice. The Disability of the Participant for a period of one hundred eighty
          (180) calendar days or less in the aggregate during any period of twelve (12) consecutive months, in the absence of any reasonable expectation that his Disability will exist for more than such a period of time, shall not constitute a failure by him to perform his duties hereunder.

     (k)  "Effective Date" means the date of this Plan set forth above.

     (l) "Effective Date of Termination" means the date on which a Qualifying Termination occurs which triggers the payment of Severance Benefits hereunder.

     (m) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     (n) "Good Reason" shall mean, without the Participant's express written consent, the occurrence of any one or more of the following:

        (i) The assignment of the Participant to duties materially inconsistent with the Participant's authorities, duties, responsibilities, and status (including offices, titles,and reporting requirements) as an employee of the Company, or a reduction or alteration in the nature or status of the Participant's authorities, duties, or responsibilities from those in effect during the immediately preceding fiscal year;

       (ii) Without the Participant's consent, the Company's requiring the Participant to be based at a location which is at least fifty (50) miles further from the Participant's primary residence at the time such requirement is imposed than is such residence from the Company's office at which the Participant is primarily rendering services at such time, except for required travel on the Company's

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               business to an extent substantially consistent with the
               Participant's business obligations as of the Effective Date;

      (iii) A reduction by the Company in the Participant's Base Salary as in effect on the Effective Date or as the same shall be increased from time to time;

       (iv) A material reduction in the Participant's level of participation in any of the Company's short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Participant participates as of the Effective Date; provided, however, that reductions in the levels of participation in any such plans shall not be deemed to be "Good Reason" if the Participant's reduced level of participation in each such program remains substantially consistent with the average level of participation of other executives who have positions commensurate with the Participant's position; or

        (v) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Plan, as contemplated in Article 11 herein.

     (o) "Participant" means an employee of the Company who fulfills the eligibility and participation requirements, as provided in
          Article 3 herein.

     (p)  "Person" shall have the meaning ascribed to such term in
          Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
          Section 13(d).

     (q)  "Plan" means this ChangeinControl Severance Plan.

     (r)  "Qualifying Termination" means any of the events described in
          Section 4.3 herein, the occurrence of which triggers the payment of Severance Benefits hereunder.

     (s) "Retirement" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

     (t) "Severance Benefits" means the payment of severance compensation as provided in Section 4.4 herein.

ARTICLE 3.  PARTICIPATION

     3.1. ELIGIBLE EMPLOYEES. Individuals eligible to participate in the Plan shall include all key employees of the Company, as determined by the Committee in its sole discretion.

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     3.2.  PARTICIPATION.  Subject to the terms of the Plan, the Committee may, from time to time select from all eligible employees those who shall participate in the Plan, effective as to each upon the execution of a Participation Agreement in the form attached hereto.

ARTICLE 4.  SEVERANCE BENEFITS

     4.1. RIGHT TO SEVERANCE BENEFITS. A Participant shall be entitled to receive from the Company Severance Benefits, as described in
Section 4.4 herein, if there has been a Change in Control of the Company and if, within the six (6) full calendar month period prior to the effective date of a Change in Control, or within two (2) years following the effective date of a Change in Control, the Participant's employment with the Company shall end for any reason specified in Section 4.3 herein.

     Participants shall not be entitled to receive Severance Benefits if they are terminated for Cause, or if their employment with the Company ends due to death or Disability, or due to a voluntary termination of employment by the Participant without Good Reason.

     4.2. SERVICES DURING CERTAIN EVENTS. In the event a Person begins a tender or exchange offer, circulates a proxy to shareholders of the Company, or takes other steps seeking to effect a Change in Control, each Participant agrees that he or she will not voluntarily leave the employ of the Company and will render services until such Person has abandoned or terminated his or its efforts to effect a Change in Control, or until six (6) months after a Change in Control has occurred; provided, however, that the Company may terminate the Participant's employment for Cause at any time, and the Participant may terminate his or her employment any time for Good Reason.

     4.3. QUALIFYING TERMINATION. The occurrence of any one or more of the following events within the six (6) full calendar month period prior to the effective date of a Change in Control, or within two (2) years following the effective date of Change in Control of the Company, shall trigger the payment of Severance Benefits to a Participant under this
Plan:

     (a) An involuntary termination of the Participant's employment by the Company for reasons other than Cause, a voluntary termination of employment by the Participant for Good Reason or a voluntary termination (including voluntary Retirement) within the period beginning on the first anniversary of the effective date of the Change in Control and ending thirty (30) days after such date;

     (b) A successor company fails or refuses to assume the Company's obligations under this Plan, as required by Article 11 herein; or

     (c) The Company or any successor company breaches any of the provisions of this Plan.

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     4.4.  DESCRIPTION OF SEVERANCE BENEFITS.  In the event that a
Participant becomes entitled to receive Severance Benefits, as provided in Sections 4.1 and 4.3 herein, the Company shall pay to the Participant and provide him or her with the following:

     (a) An amount equal to two (2) times the highest rate of the Participant's annualized Base Salary rate in effect at any time up to and including the Effective Date of Termination;

     (b) An amount equal to two (2) times the greater of: (i) the Participant's average annual bonus earned over the three (3) full fiscal years prior to the Effective Date of Termination; or (ii) the Participant's target annual bonus established for the bonus plan year in which the Participant's Effective Date of Termination occurs;

     (c) An amount equal to the Participant's unpaid Base Salary and accrued vacation pay through the Effective Date of Termination;

     (d) A continuation of the welfare benefits of medical insurance, dental insurance, and life insurance for two (2) full years after the Effective Date of Termination. These benefits shall be provided to Participants at the same premium cost, and at the same coverage level, as in effect as of the Participant's Effective Date of Termination. However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, the cost and/or coverage level, likewise, shall change for each Participant in a corresponding manner.

          The continuation of these welfare benefits shall be discontinued prior to the end of the two (2) year period in the event the Participant has available substantially similar benefits from a subsequent employer, as determined by the Committee;

     (e) A lump-sum cash payment of the actuarial present value equivalent of the aggregate benefits accrued by the Participant as of the Effective Date of Termination under the terms of any and all supplemental retirement plans in which the Participant participates. For this purpose, such benefits shall be calculated under the assumption that the Participant's employment continued following the Effective Date of Termination for two (2) full years (i.e., two (2) additional years of age and service credits shall be added); provided, however, that for purposes of determining "final average pay" under such programs, the Participant's actual pay history as of the effective date of termination shall be used; and

     (f) A lump-sum cash payment of the entire balance of the Participant's compensation which has been deferred under the Company's nonqualified deferred compensation plan(s) together with all interest that has been credited with respect to such deferred compensation balance.

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     4.5.  TERMINATION FOR DISABILITY.  If a Participant's employment is terminated due to Disability, the Participant shall receive his or her Base Salary through the Effective Date of Termination, at which point in time the Participant's benefits shall be determined in accordance with the Company's disability, retirement, insurance, and other applicable plans and programs then in effect.

     4.6. TERMINATION FOR RETIREMENT OR DEATH. If a Participant's employment is terminated by reason of his or her voluntary Retirement (except as set forth in Section 4.3(a) herein) or death, the Participant's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect.

     4.7. TERMINATION FOR CAUSE OR BY A PARTICIPANT OTHER THAN FOR GOOD REASON OR RETIREMENT. If a Participant's employment is terminated either:
(i) by the Company for Cause; or (ii) by the Participant other than for Retirement or Good Reason, the Company shall pay the Participant his or her full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation plans of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

     4.8. NOTICE OF TERMINATION. Any termination by the Company for Cause or any Qualifying Termination by a Participant shall be communicated by Notice of Termination. For purposes of this Plan, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.

ARTICLE 5.  FORM AND TIMING OF SEVERANCE BENEFITS

     5.1. FORM AND TIMING OF SEVERANCE BENEFITS. The Severance Benefits described in Sections 4.4(a), 4.4(b), 4.4(c), 4.4(e), and 4.4(f) herein shall be paid in cash to the Participant in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

     5.2. WITHHOLDING OF TAXES. The Company shall be entitled to withhold from any amounts payable under this Plan all taxes as legally shall be required (including, without limitation, any United States Federal taxes, and any other state, city, or local taxes).

ARTICLE 6.  EXCISE TAX EQUALIZATION PAYMENT

     6.1. EXCISE TAX EQUALIZATION PAYMENT. In the event that a Participant becomes entitled to Severance Benefits or any other payment or benefit under this Plan, or under any other agreement with or plan of the Company (in the aggregate, the "Total Payments"), if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Participant in cash an additional amount (the "Gross-Up

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Payment") such that the net amount retained by the Participant after deduction of any Excise Tax upon the Total Payments and any Federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 6.1 (including FICA and FUTA) shall be equal to the Total Payments. Such payment shall be made by the Company to the Participant as soon as practical following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

     6.2. TAX COMPUTATION. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

     (a) Any other payments or benefits received or to be received by the Participant in connection with a Change in Control of the Company or the Participant's termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company, or with any Person whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel as supported by the Company's independent auditors and acceptable to the Participant, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

     (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of
          Section 280G(b)(1) (after applying clause (a) above); and

     (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the Effective Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

     6.3. SUBSEQUENT RECALCULATION. In the event the Internal Revenue Service adjusts the computation of the Company under Section 6.2 herein so that the Participant did not receive the greatest net benefit, the Company shall reimburse the Participant for

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the full amount necessary to make the Participant whole, plus a market rate of interest, as determined by the Committee.

ARTICLE 7.  THE COMPANY'S PAYMENT OBLIGATION

     7.1. PAYMENT OBLIGATIONS ABSOLUTE. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against Participants or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from Participants or from whomsoever may be entitled thereto, for any reasons whatsoever.

     Participants shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Plan, except to the extent provided in Section 4.4(d) herein.

     7.2. CONTRACTUAL RIGHTS TO BENEFITS. This Plan establishes and vests in each Participant a contractual right to the benefits to which he or she is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

ARTICLE 8.  LEGAL REMEDIES

     8.1. PAYMENT OF LEGAL FEES. To the extent permitted by law, the Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by the Participant as a result of the Company's refusal to provide the Severance Benefits to which the Participant becomes entitled under this Plan, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict between the parties pertaining to this Plan.

     8.2. ARBITRATION. Participants shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Plan settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Participant within fifty (50) miles from the location of his job with the Company, in accordance with the rules of the American Arbitration Association then in effect.

     Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Participant, shall be borne by the Company.

ARTICLE 9.  OUTPLACEMENT ASSISTANCE


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     Following a Qualifying Termination (as described in Section 4.3 herein) the Participant shall be reimbursed by the Company for the costs of all outplacement services obtained by the Participant; provided, however, that the total reimbursement shall be limited to an amount equal to fifteen percent (15%) of the Participant's Base Salary as of the Effective Date of Termination.

ARTICLE 10.  NONCOMPETITION

     10.1. PROHIBITION ON COMPETITION. Without the prior written consent of the Company, for twelve (12) months following the termination of Participant's employment with the Company, Participants shall not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. For purposes of this Plan, a business or enterprise will be deemed to be "in competition" if it is engaged in any significant business activity of the Company or its subsidiaries within the state (or states, if changed from time to time) within which, during the two (2) years immediately preceding such termination of employment, Participant has been principally engaged in business for the Company or its subsidiaries.


     However Participants shall be allowed to purchase and hold for investment less than three percent (3%) of the shares of any corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

     10.2. DISCLOSURE OF INFORMATION. Participants recognize that they have access to and knowledge of certain confidential and proprietary information of the Company which is essential to the performance of their duties as employees of the Company. Participants will not, during or after the term of their employment by the Company, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall they make use of any such information for their own purposes.

     10.3. COVENANTS REGARDING OTHER EMPLOYEES. During the term of this Plan, and for a period of two (2) years following the termination of a Participant's employment, each Participant agrees not to attempt to induce any employee of the Company to terminate his or her employment with the Company, to accept employment with any competitor of the Company, or to interfere in a similar manner with the business of the Company.

ARTICLE 11.  SUCCESSORS AND ASSIGNMENT

     11.1. SUCCESSORS TO THE COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform the Company's obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such

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
succession shall be a breach of this Plan and shall entitle Participants to compensation from the Company in the same amount and on the same terms as they would be entitled to hereunder if they had terminated their employment with the Company voluntarily for Good Reason. For the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Effective Date of Termination.

     11.2. ASSIGNMENT BY THE PARTICIPANT. This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If a Participant dies while any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan, to the Participant's Beneficiary. If the Participant has not named a Beneficiary, then such amounts shall be paid to the Participant's devisee, legatee, or other designee, or if there is no such designee, to the Participant's estate.

ARTICLE 12.  MISCELLANEOUS

     12.1. EMPLOYMENT STATUS. Except as may be provided under any other agreement between a Participant and the Company, the employment of the Participant by the Company is "at will," and, prior to the effective date of a Change in Control, may be terminated by either the Participant or the Company at any time, subject to applicable law.

     12.2. BENEFICIARIES. Each Participant may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Participant under this Plan. Such designation must be in the form of a signed writing acceptable to the Committee. Participants may make or change such designations at any time.

     12.3. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

     12.4. SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Plan are not part of the provisions hereof and shall have no force and effect.

     12.5. MODIFICATION. The Committee may, in addition to the power of termination given it in Section 1.2 herein, amend and modify the Plan; provided, however, that no provision of this Plan may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by each affected Participant and by an authorized member of the Committee, or by the respective parties' legal representatives and successors.

     12.6. APPLICABLE LAW. To the extent not preempted by the laws of the United States, the laws of the state of Missouri shall be the controlling law in all matters relating to this Plan.


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


                            BOATMEN'S BANCSHARES, INC.
                    CHANGE-IN-CONTROL SEVERANCE PLAN (TIER II)
                              PARTICIPATION AGREEMENT


     THIS AGREEMENT is made as of -------------------, ------ between Boatmen's Bancshares, Inc. (the "Company") and --------------------------- ("Participant").

     The Company and the Participant mutually agree as follows:

     1. The Participant has received a copy of the Boatmen's Bancshares, Inc. Change-in-Control Severance Plan ( the "Plan") and has read and understands the Plan.

     2. By completion of the Agreement, the Participant agrees to comply with the terms of the Plan in all respects.

     3. All provisions of the Plan are hereby made a part of this Agreement.



                               BOATMEN'S BANCSHARES, INC.


                               By: ---------------------------------------




                               PARTICIPANT



                               -------------------------------------------

                               -------------------------------------------
                               (Type or Print Name of Participant)


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